SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                        Global Payment Technologies, Inc.
                 ----------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]     No fee required

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1)   Title of each class of securities to which transaction applies:

         2)   Aggregate number of securities to which transaction applies:

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         4)   Proposed maximum aggregate value of transaction:

         5)   Total fee paid:

[  ]     Fee paid previously with preliminary  materials.

[  ]     Check box if any part of the fee is offset as  provided  by  Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)   Amount Previously Paid:

         2)   Form, Schedule or Registration Statement No.:

         3)   Filing Party:

         4)   Date Filed:

                       20 East Sunrise Highway, Suite 201
                          Valley Stream, New York 11581



                                                              January 28, 1999



Dear Fellow Stockholders:

         You are cordially invited to attend our 1999 Annual Meeting of Stockholders which will be held on Tuesday, March 23, 1999 at 10:00 a.m., at the Garden City Hotel, 45 7th Street, Garden City, New York 11530.

         The Notice of Annual Meeting and Proxy Statement which follows describes the business to be conducted at the meeting.

         Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 40 Wall Street, New York, New York 10005.

         Your vote is very important, and we would appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                                          Cordially,

                                          /s/ STEPHEN KATZ
                                          --------------------------------------
                                          STEPHEN KATZ
                                          Chairman and Chief Executive Officer

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                       20 East Sunrise Highway, Suite 201
                          Valley Stream, New York 11581

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 23, 1999

                                -----------------

To the Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC.:

         NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC. (the "Company") will be held at the Garden City Hotel, 45 7th Street, Garden City, New York 11530, on March 23, 1999 at 10:00 a.m., Eastern Standard Time, for the following purposes:

                  1. To elect one (1) Class I director to serve until the Annual Meeting of Shareholders to be held in the year 2002 and until his successor is elected and qualified; and

                  2. To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

         Only stockholders of record at the close of business on February 11, 1999 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                        By Order of the Board of Directors,

                                        /s/ THOMAS MCNEILL
                                        ----------------------------------------
                                        THOMAS MCNEILL
                                        Secretary

Valley Stream, New York
January 28, 1999

--------------------------------------------------------------------------------

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING,
PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN
THE UNITED STATES.

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

         This Proxy Statement is furnished to the stockholders of Global Payment Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1999 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Garden City Hotel, 45 7th Street, Garden City, New York 11530, on Tuesday, March 23, 1999 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

         The Company intends to mail this proxy statement and the accompanying proxy to stockholders on or about February 16, 1999.

         The cost of solicitation of proxies will be borne by the Company. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile or special letter.

         Proxies in the accompanying form, duly executed, returned to the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company or by personally withdrawing the proxy at the meeting and voting in person.

         The address and telephone number of the principal executive offices of the Company are:

                       20 East Sunrise Highway, Suite 201
                          Valley Stream, New York 11581
                          Telephone No.: (516) 256-1000


                       OUTSTANDING STOCK AND VOTING RIGHTS

         Only stockholders of record at the close of business on February 11, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of January 21, 1999, there were issued and outstanding 5,365,700 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities of the Company. Each share of

Common Stock entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.

                          QUORUM AND VOTING PROCEDURES

         Quorum: The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum.

         Vote Required: Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be either employees of the Company, counsel to the Company or employees of American Stock Transfer & Trust Company, the Company's transfer agent.

         Effect of Abstentions and Broker Non-Votes: Proxies submitted which contain abstentions or "broker non-votes" (i.e., proxies from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the broker or nominee does not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not have the effect of votes in favor of or in opposition to the election of a director.

         The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.


                                   PROPOSAL 1
                          ELECTION OF CLASS I DIRECTOR

         The Company's Board of Directors consists of five directors divided into three classes. The terms of office of Class I, Class II and Class III directors expire at the 1999, 2000 and 2001 Annual Meeting of Shareholders, respectively. At each annual meeting, directors are chosen to succeed those in the class whose term expires at that annual meeting to serve for a term of three years each and until their respective successors are elected and qualified. Each of the present directors of the Company was elected by the Company's shareholders. At the Annual Meeting, one Class I director will be elected.

         Shares represented by valid proxies in the accompanying form will be voted for the election of the nominee named below, unless authority is withheld. Should the nominee listed below be unable to serve, it is intended that the proxies will be voted for such other nominee as may be designated by the Board of Directors. Unless otherwise directed, the persons named in the proxy accompanying this Proxy Statement intend to cast all proxies received for the election of Richard E. Gerzof to serve as a director upon his nomination at the Annual Meeting. Mr. Gerzof has indicated to the Board that he expects to be available to serve as a director of the Company.

Recommendation

         THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE NOMINATED CLASS I DIRECTOR IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS ELECT THE NOMINATED CLASS I DIRECTOR.

Nominee For Director

         The following table sets forth certain information concerning the nominee for director of the Company:


Name                        Positions with the Company                     Age
----                        --------------------------                     ---

Richard E. Gerzof.........  Director and Member of the Compensation and    54
                            Audit Committees

Information About Nominee

         Richard E. Gerzof has been a director of the Company since its inception in 1988. Mr. Gerzof has been a partner of Sun Harbor Manor, a nursing home, since 1974. He has also been a licensed real estate broker since 1982 and was a partner or principal in Sonom Realty Co., a property management and construction firm, from 1974 through 1992. He was also a partner in TFTS Restaurant, Inc., a restaurant, from 1985 to 1992 and has been a partner in Frank's Steaks, a restaurant, since 1993.

Current Members of the Board of Directors

         The current directors of the Company, their respective Classes and terms of office and biographical information is as set forth below.

Director                Age         Class           Term
--------                ---         -----         Expires at
                                                  ----------

Richard E. Gerzof       54          I               1999 Annual Meeting
Martin H. Kern          57          II              2000 Annual Meeting
Stephen Katz            55          II              2000 Annual Meeting
Edward Seidenberg       41          III             2001 Annual Meeting
Henry B. Ellis          49          III             2001 Annual Meeting

Biographical Information

         Stephen Katz has been Chairman of the Board of Directors since September 1996 and Chief Executive Officer and a director of the Company since May 1996. Mr. Katz served as Vice Chairman of the Board of Directors from May 1996 until September 1996. From September 1984 until September 1995 Mr. Katz was Chairman of the Board and Chief Executive Officer, and from September 1984 until September 1993 was President, of Nationwide Cellular Service, Inc., a reseller of cellular telephone services. Since 1992 Mr. Katz has been Chairman of the Board and Chief Executive Officer of Cellular Technical Services Company, Inc., a publicly held company engaged in developing software for the cellular telephone industry.

         Edward Seidenberg has been President of the Company since March 1998, Chief Operating Officer and Vice President of the Company since March 1997, and a director of the Company since August 1996. From August 1996 to March 1997 he served as Vice President of the Company and from January 1997 to March 1997 he served as Secretary of the Company. From March 1990 to July 1996 he was Vice President and Chief Financial Officer of Nationwide Cellular Service, Inc., a reseller of cellular telephone services.

         Henry B. Ellis has been a director of the Company since July 1996. Since 1992 Mr. Ellis has been President and Chief Executive Officer of Bassett California Company, a family-owned real estate holding company located in El Paso, Texas. From June 1992 to February 1994 Mr. Ellis served as Chairman of the Board and Chief Executive Officer of Grayson County State Bank, located in Sherman, Texas. Since 1992 Mr. Ellis has served as a member of the Board of Directors of Bluebonnet Savings Bank, a savings and loan institution located in Dallas, Texas.

         Martin H. Kern has been a director of the Company since November 1997. Since 1988 Mr. Kern has been President of Diversified Resources Inc., a management consulting firm specializing in turnarounds and the marketing of consumer products. Prior thereto and for more than five years he was Executive Vice President of The Great Atlantic & Pacific Tea Co., Inc. ("A&P"), and also served as Chairman of the Board/President of Super Market Service Corp. and President of Supermarket Distributing Corp., both A&P operating subsidiaries.

Committees

         During the fiscal year ended September 30, 1998 the Company's Board of Directors held three meetings and took action by unanimous written consent on five occasions. The Board of Directors has a Compensation Committee and an Audit Committee, each of which is comprised of Messrs. Ellis, Gerzof and Kern. Mr. Kern has been a member of the Company's Compensation Committee and Audit Committee since March 1998. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to the compensation and benefits of employees of the Company and administers the issuance of stock options to the Company's officers, employees, directors and consultants. The Compensation Committee held three meetings during fiscal 1998. The Audit Committee meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee held two meetings during fiscal 1998. Each director attended at least 75% of all meetings of the Board of Directors held while he was a director and all meetings held by a committee of the Board on which he served, except for Mr. Wood who did not attend one of the Board of Directors meetings.

Information about Non-Director Executive Officers

         The following table sets forth certain information with respect to the non-director executive officers of the Company. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.


Name                 Age   Position
----                 ---   --------

Robert W. Nader....  39    Vice President, Market/Product Development
Thomas McNeill.....  36    Vice President, Chief Financial Officer and Secretary
Wesley Trager......  46    Vice President, Engineering
Dimitrios Rigas ...  52    Vice President of Operations

         Robert W. Nader has been Vice President, Market/Product Development of the Company since January 1995. From September 1991 through December 1994 he was Engineering Manager for United Gaming, Inc., a manufacturer and route operator of electronic gaming machines. From July 1991 through September 1991 he was a design specialist in the Air Defense Systems Division of General Dynamics, Inc.

         Thomas McNeill has been Secretary of the Company since March 1997 and Vice President and Chief Financial Officer of the Company since September 1997. From October 1996 to September 1997 he served as Controller of the Company. From March 1995 through October 1996 Mr. McNeill was Director of Finance for Bellco Drug Corp., a pharmaceutical distribution company. From January 1991 through August 1992 he was Controller and from August 1992 to May 1994 he was Vice President of Operations, for the Marx & Newman Co. division of the United States Shoe Corporation, a manufacturer and distributor of women's footwear.

         Wesley Trager has been Vice President, Engineering of the Company since April 1998. From June 1994 to April 1997 Mr. Trager served as Vice President of Advanced Technologies and Engineering for Acclaim Entertainment, Inc. an interactive entertainment company located in Glen Cove, New York. From August 1992 to June 1994 Mr. Trager served as Director of Technology of the Company.

         Dimitrios Rigas has been Vice President of Operations of the Company since May 1998. From April 1996 to May 1998 Mr. Rigas served as Plant Manager of Versa Products, a valve manufacturing company located in Paramus New Jersey. From October 1995 to April 1996 Mr. Rigas served as Business Process Re-Engineering Manager of Veeco Instruments, a manufacturing company located in Plainview, New York. From December 1994 to September 1995 Mr. Rigas served as Vice President of Operations of Dayton T. Brown Inc., a sheet metal manufacturer located in Bohemia, New York. From September 1989 to December 1994 Mr. Rigas served as Vice President of Operations for Satellite Transmission Systems Inc., a satellite ground equipment manufacturer located in Hauppauge, New York.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. To the Company's knowledge, based solely on a review of such reports furnished to the Company with respect to its most recent fiscal year, the Company believes that during the fiscal year ended September 30, 1998 all reports applicable to executive officers, directors and 10% stockholders have been timely filed, except that both Wesley Trager and Dimitrios Rigas did not timely file a report reflecting their respective appointments as officers of the Company, Edward Seidenberg, Robert W. Nader and Thomas McNeill did not timely file a report reflecting their receipt of an option to purchase shares of the Company's Common Stock and Stephen Katz did not timely file one report reflecting sale of shares of the Company's Common Stock by Odyssey Financial Company.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth, as of December 21, 1998, certain information as to the Common Stock ownership of each of the Company's directors and nominees for director, each of the officers included in the Summary Compensation Table below, all executive officers and directors as a group and all persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock. Unless otherwise noted, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.


                                           Amount and Nature    Percentage of
                                             of Beneficial    Outstanding Shares
                  Name and Address             Ownership            Owned
                  ----------------             ---------           --------

Stephen Katz.................................     846,300(1)           14.7%
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Odyssey Financial Company....................      355,000              6.6%
   c/o Stephen Katz
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Richard E. Gerzof............................     353,333(2)            6.6%
   161 Sportsman Avenue
   Freeport, NY 11520

William H. Wood..............................     325,786(3)            6.1%
   c/o Global Payment Technologies, Inc.
   621 Farr Shores Drive
   Hot Springs, AR 71913

Michael Walsh................................     180,100(4)            3.4%
    c/o Global Payment Technologies, Inc.
   425-B Oser Avenue
   Hauppauge, NY 11788

Edward Seidenberg............................     101,875(5)            1.9%
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

                                           Amount and Nature    Percentage of
                                             of Beneficial    Outstanding Shares
                  Name and Address             Ownership            Owned
                  ----------------             ---------           --------


Robert W. Nader................................   37,075(6)              *
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Henry B. Ellis.................................   23,333(7)              *
   303 Texas Avenue #15
   El Paso, Texas 79901

Thomas McNeill.................................   14,625(7)              *
    c/o Global Payment Technologies, Inc.
   425-B Oser Avenue
   Hauppauge, NY 11788

Martin H. Kern.................................     12,500               *
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581


All directors and executive officers as a group  1,714,827(8)          29.4%
(10 persons)...................................

--------------
*  Less than 1%

(1) Includes 400,000 shares issuable upon exercise of currently exercisable stock options and 355,000 shares owned of record by Odyssey Financial Company, a partnership of which Mr. Katz is Managing General Partner.
(2) Includes 3,333 shares issuable upon exercise of currently exercisable options.
(3) Includes 10,000 shares issuable upon exercise of currently exercisable options.
(4) Includes 4,200 shares issuable upon exercise of currently exercisable options.
(5) Includes 21,875 shares issuable upon exercise of currently exercisable options.
(6) Includes 35,075 shares issuable upon exercise of currently exercisable options.
(7) Includes 3,333 shares issuable upon exercise of currently exercisable options.
(8) Includes 476,949 shares issuable upon exercise of currently exercisable options.

                             EXECUTIVE COMPENSATION
                           Summary Compensation Table

         The following table summarizes the compensation earned for the last three fiscal years by the Company's Chief Executive Officer and the four other most highly compensated executive officers, whose salary and bonus exceeded $100,000 for the 1998 fiscal year (the "Named Executive Officers"), for services in all capacities to the Company during its 1998, 1997 and 1996 fiscal years.


                                                                                Long-Term
                                                      Annual Compensation       Compensation
                                                      -------------------       ------------
                                                                                 Securities
          Name and Principal                                                     Underlying
               Position                Year      Salary              Bonus        Options
          -----------------            ----      ------              -----     --------------


Stephen Katz
         Chairman of the Board         1998          $150,000      $70,000           ---
         and Chief Executive           1997           150,000       25,000           ---
         Officer                       1996          78,000(1)         ---       400,000
Edward Seidenberg....................  1998           170,000       70,000        20,000
         President, Chief              1997           141,000       45,000         7,500
         Operating Officer             1996          20,000(2)         ---        50,000
Robert W. Nader......................  1998           205,000          ---        10,000
         Vice President,               1997           161,000          ---         7,500
         Market/Product                1996           112,000          ---         8,000
         Development
Thomas McNeill.......................  1998            94,000       15,000         6,500
            Secretary, Vice            1997            74,000       12,500        17,500
            President and Chief        1996               ---          ---           ---
            Financial Officer
Michael Walsh........................  1998           125,000          ---           ---
         Vice President, Chief         1997           125,000       10,000         4,000
         Scientist                     1996           125,000          ---         8,000

------------
(1) Represents compensation paid to Mr. Katz from May 1996, when he became employed by the Company.
(2) Represents compensation paid to Mr. Seidenberg from August 1996, when he became employed by the Company.

                        Option Grants in Last Fiscal Year
                               (Individual Grants)


                                                                                                Potential Realizable Value
                                                  % of Total                                    at Assumed Annual Rates
                         Number of Securities  Options Granted     Exercise                    of Stock Price Appreciation
                          Underlying Options   to Employees in      Price         Expiration         for Option Term
      Name                    Granted            Fiscal Year      ($/Share)          Date           At 5%       At 10%
      ----                    -------            -----------      ---------         -----           ------     -------

Edward Seidenberg.....        20,000(1)               12.9%       $6.5625         9/13/05          $53,432    $124,519
Robert W. Nader.......        10,000(1)                6.4%       $6.5625         9/13/05          $26,716     $62,260
Thomas McNeill........         6,500(1)                4.2%       $6.5625         9/13/05          $17,365     $40,469



(1) The option was awarded at the fair market value of the Company's Common Stock at September 14, 1998, the date of the award, and becomes exercisable in cumulative annual installments of 25% per year on each of the first four anniversaries of the grant date.



                    Aggregated Fiscal Year End Option Values



                                                           Number of Securities
                             Shares                      Underlying Unexercised           Value of Unexercised
                            Acquired                           Options at                 In-the-Money Options
                           on Exercise    Value             September 30, 1998          September 30, 1998(1)
       Name                    (#)      Realized      Exercisable     Unexercisable    Exercisable      Unexercisable
       ----                   -----     --------      -----------     -------------    -----------      -------------

Stephen Katz.............      0           0        400,000                 0         $1,516,000        $     0
Edward Seidenberg........      0           0         21,875            55,625             61,300         99,500
Michael Walsh............      0           0          4,200             7,800             10,108         15,162
Robert W. Nader..........      0           0         29,075            26,425             44,668         27,577
Thomas McNeill...........      0           0          3,625            20,375              5,820         25,734

--------------

 (1) The closing price of the Company's Common Stock as reported on the Nasdaq National Market on September 30, 1998 was $6.94 per share. Value is calculated by multiplying (a) the difference between the closing price and the option exercise price by (b) the number of shares of Common Stock underlying the option.

Compensation of Directors

         No director received compensation during the 1998 fiscal year for services rendered as a director, except Messrs. Ellis and Kern who each received $9,750 during the 1998 fiscal year for services rendered as a director.

Employment Agreements

         Effective September 30, 1997 the Company entered into an agreement with Stephen Katz providing for his employment as Chief Executive Officer and Chairman of the Board of Directors for a two-year term, with an automatic extension for an additional one-year term beyond the initial two-year term unless and until either the Company or Mr. Katz provides advance written notice of a desire to terminate the agreement. The agreement provides for a salary at a rate of $150,000 per year and bonuses and stock options as determined by the Board of Directors. To the extent Mr. Katz' outstanding stock options to purchase an aggregate of 400,000 shares of Common Stock previously granted under the Company's 1994 and 1996 Stock Option Plans were not exercisable, such options became fully exercisable upon execution of the agreement. The agreement also provides for participation in employee benefit plans, the use of an automobile and other fringe benefits.

         Effective October 1, 1998 the Company entered in an agreement with Edward Seidenberg providing for his employment as President and Chief Operating Officer for a three-year term, with automatic extensions for additional one-year terms beyond the initial three-year term unless and until either the Company or Mr. Seidenberg provides advance written notice of a desire to terminate the agreement. The agreement provides for a salary at a rate of $192,500 per year and bonuses and stock options as determined by the Board of Directors. The agreement also provides for participation in employee benefit plans, the use of an automobile and other fringe benefits.

         Effective January 1, 1998 the Company entered into an agreement with Robert W. Nader providing for his employment as Vice President Product/Market Development for a three-year term, with automatic extensions for additional one-year terms beyond the initial three-year term unless and until either the Company or Mr. Nader provides advance written notice of a desire to terminate the agreement. The agreement provides for a salary at a rate of $100,000 per year and an additional non-refundable draw against commissions of $40,000 in the first year of the agreement, $50,000 in the second year of the agreement and $60,000 in the third year of the agreement. The agreement also provides for participation in employee benefit plans, the use of an automobile and other fringe benefits.

Certain Relationships and Related Transactions

         The Company leases approximately 6,600 square feet in Valley Stream, New York, from a company in which Stephen Katz, Chairman of the Board of Directors and Chief Executive Officer of the Company, is a part owner. The lease, which expires February 28, 2002, provides for an annual base rental of $150,000, increasing annually to approximately $170,000 in the final year of the term. The facility houses the executive, accounting and certain sales functions of the Company. The Company believes that the terms of the lease are fair and reasonable and as favorable to it as could be obtained from unaffiliated third parties.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee of the Company's Board of Directors are Henry B. Ellis, Richard E. Gerzof and Martin H. Kern, each of whom is a non-employee director. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the performance graph on page 15 shall not be incorporated by reference to any such filings.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

         The Compensation Committee of the Board of Directors is composed of non-employee directors and is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company.

         The objectives of the Company's executive compensation program are to:

               *    Support the achievement of desired Company performance
               * Provide compensation that will attract and retain superior talent and reward performance

         The executive compensation program provides an overall level of compensation opportunity that is competitive within the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity.

EXECUTIVE OFFICER COMPENSATION PROGRAM

         The Company's  executive officer  compensation  program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, specific performance-based bonuses and various benefits, including medical and 401(k) plans generally available to employees of the Company.

         Base Salary

         Base salary levels for the Company's executive officers are competitively set relative to companies in the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity. In determining salaries, the Compensation Committee also takes into account individual experience and performance and specific issues particular to the Company.

         Stock Option Program

         The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to directors who are not employees of the Company.

         The 1994 and 1996 Stock Option Plans authorize the Compensation Committee to award key executives stock options. Options granted under the plan may be granted containing terms determined by the Committee, including exercise period and price; provided, however, that the plan requires that exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to further limitations.

         Benefits

         The Company provides to executive officers medical and 401(k) plan benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 1998.

         Bonus

         Based upon recommendations of the Compensation Committee, the Company provides to certain executive officers bonuses based on their performance and the performance of the Company.

         Chief Executive Officer Compensation

         Mr. Steven Katz was appointed to the position of Chief Executive Officer in May 1996. Effective September 30, 1997 the Company entered into a two-year employment agreement, with an automatic extension for an additional one-year term, with Mr. Katz, providing an annual base salary of $150,000 and bonuses and stock options as determined by the Company's Board of Directors. In making this determination, the Board of Directors takes into account the Compensation Committee's recommendations, which in the case of Mr. Katz, are based on the overall performance of the Company.

                                        Henry B. Ellis
                                        Richard E. Gerzof
                                        Martin H. Kern

                                        Members of the Compensation Committee

                                Performance Graph


         Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock since December 31, 1995, the date of the Company's initial public offering, with the NASDAQ Stock Market Index (U.S.) and the NASDAQ Non- Financial Index. The graph assumes $100 was invested at the close of business on December 31, 1995 in the Company's Common Stock and in each of the indices and that all dividends on the stocks included in the NASDAQ indices were reinvested. No cash dividends were paid on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                               [GRAPHIC OMITTED]





                                     12/31/95   12/31/96    12/31/97    12/31/98
Global Payment Technologies, Inc.      $100       $150        $277        $250
NASDAQ Stock Market Index (U.S.)       $100       $123        $151        $212
NASDAQ Non-Financial Index             $100       $121        $143        $209

                              INDEPENDENT AUDITORS

         Arthur Andersen LLP has audited and reported upon the financial statements of the Company for the fiscal year ended September 30, 1998. It is currently anticipated that Arthur Andersen LLP will be selected by the Board of Directors to examine and report on the financial statements of the Company for the year ending September 30, 1999. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals intended to be presented at the Company's Annual Meeting to be held in 2000 must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than October 20, 1999. Such proposals should be addressed to Secretary, Global Payment Technologies, Inc., 20 East Sunrise Highway, Suite 201, Valley Stream, New York 11581.


                                OTHER INFORMATION

         An annual report to stockholders for the year ended September 30, 1998 is being furnished herewith to each stockholder of record as of the close of business on February 11, 1999. Copies of the Company's Annual Report on Form 10-KSB will be provided free of charge upon written request to:

                        Global Payment Technologies, Inc.
                       20 East Sunrise Highway, Suite 201
                          Valley Stream, New York 11581
                      Attention: Thomas McNeill, Secretary

         In addition, copies of any exhibits to the annual report on Form 10-KSB will be provided for a nominal charge to stockholders who make a written request to the Company at the above address.

         The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                  By Order of the Board of Directors,

                                     /s/  THOMAS MCNEILL
                                     --------------------------------

                                          THOMAS MCNEILL
                                          Secretary

January 28, 1999

                                   PROXY CARD


PROXY                                                                    PROXY
-----                                                                    -----


                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                 (Solicited on behalf of the Board of Directors)


         The undersigned holder of Common Stock of GLOBAL PAYMENT TECHNOLOGIES, INC., revoking all proxies heretofore given, hereby constitutes and appoints Stephen Katz and Edward Seidenberg, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the 1999 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC., to be held at the Garden City Hotel, 45 7th Street, Garden City, New York 11530, on Tuesday, March 23, 1999 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

         Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR the listed nominee to serve as a director.

The Board of Directors recommends a vote FOR the listed nominee.


1. Election of one Class I |_| FOR listed nominee |_| AGAINST listed nominee Director.

                            |_| WITHHOLD AUTHORITY
                                  to vote for listed nominee


                              Nominee:  Richard E. Gerzof

2. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.




      PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS AND THE REVERSE SIDE.

                                        The shares represented by this Proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR the nominee named in Proposal 1 and in accordance with the discretion of the Proxies on such other matters as may properly come before the meeting.
                                        Dated__________________________, 1999

                                        ----------------------------------------

                                        ----------------------------------------
                                                       Signature(s)

                                        (Signature(s) should conform to names as
                                        registered.  For jointly  owned  shares,
                                        each owner should sign.  When signing as
                                        attorney,    executor,    administrator,
                                        trustee,   guardian   or  officer  of  a
                                        corporation, please give full title).

                                               PLEASE MARK AND SIGN ABOVE AND
                                                  RETURN PROMPTLY.